Exhibit 10.1

Amendment Number 8
to
OEM Purchase and License Agreement
Between EMC Corporation and Brocade Communications, Inc.
OEM Agreement Number OEM 051208 Dated May 20, 2008
This Amendment Number 8 (“Amendment 7”) to the OEM Purchase and License Agreement (“Original Agreement”) dated May 20, 2008 Brocade Communications Systems, Inc., a Delaware corporation with an office located at 130 Holger Way, San Jose, California 95134, and Brocade Communications Switzerland SarL., a Geneva corporation with principal offices at 29 Route de l’Aeroport, Case Postale 105, CH-1215, Geneva 15, Switzerland, (collectively, “Brocade”), and EMC Corporation, 176 South Street, Hopkinton, MA 01748 together with its designated Subsidiaries (“EMC”), and commences on the last date signed below (“Effective Date”). The Original Agreement, as amended by Amendments 1 through 8, is collectively referred to herein as the “Agreement.”
RECITALS
WHEREAS, the parties wish to amend the Agreement to add allow rebranding of Brocade products as stated below.

NOW THEREFORE, in consideration of the above and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless otherwise specified in this Addendum, all definitions used in this Addendum shall bear the meanings given to them in the Agreement.

a.	“Purpose” means the re-branding of certain Brocade Products by EMC or its Rebranding Partners for the purpose of selling into the People’s Republic of China (“PRC”)

b.
“Rebranding Partners” means entities with whom EMC has a written agreement for the resale in the PRC of Products rebranded with the Rebranding Partner’s brand as approved by Brocade and listed on Schedule 2 to this Amendment

2.
Right to Rebrand. EMC may request that Brocade allow rebranding of certain Products pursuant to this Amendment. Brocade will consider each request in good faith and respond to EMC within thirty days, or such other timeframe as the parties mutually agree, indicating whether the request is granted or whether Brocade has concerns that it would like to discuss with EMC. If Brocade has concerns, then it will provide EMC with a reasonably detailed description of its concerns, and the parties will meet to discuss those concerns. If the parties cannot address the Brocade concerns to Brocade’s reasonable satisfaction within sixty days, or such other timeframe as the parties mutually agree, then the request will be deemed denied. The parties agree that EMC may, through its Rebranding Partners, re-brand certain Brocade-manufactured Products set out in Schedule 1 (as amended from time to time) in the PRC for the Purpose. No re-branding will be permitted for sales of Products other than in connection with the Purpose.

3.	Sales Pursuant to the Purpose. For any sales pursuant to the Purpose, the parties agree as follows:

a.	EMC and the Rebranding Partners can rebrand and sell the Products on the terms of this Amendment only, or as otherwise mutually agreed by the parties by amendment to this Amendment 8.

b.	Brocade will supply the Products to EMC in accordance with the order process and on the terms set out in the Agreement.

c.
EMC and the Rebranding Partners will manage and facilitate all warranty, support and maintenance and other after-sales services with users as may arise during the lifecycle of the Products in accordance with the terms of the Agreement. The warranty, support and maintenance terms in the Agreement shall continue to apply as between EMC and Brocade. Products rebranded with the Rebranding Partner’s logo that are returned for either warranty or out of warranty repair, will be returned to EMC with the Rebranding Partner’s logo intact. Brocade will not be restoring the products to the as shipped configuration that was originally sold to EMC. Products sold under this Addendum are not eligible for Refurbishment.

Amendment Number 8	1 of 6
Brocade Confidential Information

Plan for managing DCN branded product with EMC for the first 90 days and possibly thereafter:

•
EMC will return DCN branded product same in accordance with Exhibit D, Repair/Refurbishment Procedures, by contacting Brocade Service with a serial number to request a RMA, then shipping defective product back to Brocade.

•
Rather than repairing the product, Brocade Service will scrap the product, and report back the serial number to EMC as a DCN branded product. No replacement product will be shipped. (No certificate of destruction is required.)

•	Brocade will be responsible for reporting the individual serial number(s) back to EMC as product is processed / scrapped, and also reporting the total volumes on a Quarterly basis.

•	EMC and Brocade agree to manage returns via this scrap process for the initial 90 days of this Amendment, upon which time the parties will regroup to review the volumes.

i.	If return volumes remain below 10 units per quarter, EMC and Brocade will continue with this scrapping process and continue monitoring volumes on a Quarterly basis.

ii.	If return volumes increase to 10 or more units per quarter, EMC and Brocade will work together to define a new process to address such returns.

4.	Re-branding Requirements. When the Parties agree that EMC may re-brand any Products pursuant to this Amendment, the following provisions shall apply:

a.	Comply with the principles of acceptable re-branding are set out at Schedule 2 of this Addendum;

b.	EMC will include the appropriate terms of this Amendment in its agreement with the Rebranding Partners.

c.	EMC will provide point of sale reporting for all sales to users in the PRC.

d.
If a party materially breaches the terms of this Amendment, then the terms of section 2.4 of the Agreement will apply (i.e., notice and opportunity to cure). Nothing in the Addendum shall be deemed to limit either party’s obligations or rights and remedies as defined in the Agreement.

5.
No Other Changes to Products. EMC may not tamper with, alter, amend or use the Products other than as described in this Amendment. All product license limitations and restrictions contained in the Agreement will continue to apply with full force and effect.

6.
Relationship of the Parties. For the purposes of this Addendum, the relationship between the Parties is one of supplier and purchaser only. EMC is not an agent, distributor, employee nor a representative of Brocade.

7.	Intellectual Property

a.	Except as provided in this Amendment, all terms and conditions in the Agreement, including Section 4, Intellectual Property Rights, shall remain in full force and effect.

8.	Other provisions

a.	Upon termination of the Agreement or this Amendment for any reason, EMC will immediately stop re-labelling all Products procured from Brocade under this Amendment.

b.	Unless expressly set out in this Amendment, all terms of this Amendment are subject to the terms of the Agreement, which remain unchanged and in full force and effect.

c.
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. Such execution and delivery shall be considered valid, binding and effective for all purposes. Once signed, any reproduction of this Amendment, a Schedule thereto, or document associated with this Amendment made by reliable means (for example, electronic image, photocopy or facsimile) will be considered an original.

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Brocade Confidential Information

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Brocade Confidential Information

By their signatures below, the parties indicate their agreement to the terms and conditions set forth in this Amendment. Facsimile signatures will be relied upon as original signatures in all respects.

BROCADE COMMUNICATIONS SYSTEMS, INC.		EMC CORPORATION
Signature:	/s/ Harry Ault	Signature:	/s/ Jeff Bettencourt
Print Name:	Harry Ault	Print Name:	Jeff Bettencourt
Title:	VP, Global Partners	Title:	SVP, Connectrix
Date:	3/17/2016	Date:	3-31-16

BROCADE COMMUNICATIONS SWITZERLAND SARL
Signature:	/s/ Pierre Mattenberger
Print Name:	Pierre Mattenberger
Title:	Director
Date:	March 18th, 2016

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Brocade Confidential Information

Schedule 1 - Applicable Products for Rebranding

DS300
DS6505
DS6510
DS6520

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Brocade Confidential Information

Schedule 2 - Principles of Acceptable Use and Approved Rebranding Partners

1.	EMC can re-brand the Products with Rebranding Partner’s brand set out below in Item 4 below and shall obtain Brocade’s written approval for each type of Product it needs to re-brand:

2.
EMC shall affix the Rebranding Partner’s logo by replacing the EMC logo on the front of the Products with the Rebranding Partner logo. After the replacement, EMC’s logo shall not appear anywhere on the re-branded Product.

3.	Brocade will provide EMC with the label specification. Additionally, Brocade will provide EMC with the name of Brocade’s label supplier so that EMC may order such labels directly.

4.	Approved Rebranding Partners and Rebranding Logo as of the Effective Date

Digital China Data Services (HK) Limited
Suite 2008, 20/F, Devon House, Taikoo Place
979 King’s Road
Quarry Bay
Hong Kong

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Brocade Confidential Information